SECOND MODIFICATION AGREEMENT



     SECOND MODIFICATION AGREEMENT ("SECOND MODIFICATION AGREEMENT") ENTERED INTO AS OF THE 29th OF JUNE, 2000 BY AND BETWEEN KABLE NEWS COMPANY, INC., AN ILLINOIS CORPORATION ("BORROWER"), AMREP CORPORATION, AN OKLAHOMA CORPORATION ("PARENT"), KABLE NEWS EXPORT, LTD, A DELAWARE CORPORATION, KABLE NEWS COMPANY OF CANADA LTD, AN ONTARIO, CANADA CORPORATION, KABLE NEWS INTERNATIONAL, INC., A DELAWARE CORPORATION, KABLE FULFILLMENT SERVICES OF OHIO, INC., A DELAWARE CORPORATION (COLLECTIVELY REFERRED TO HEREIN AS "ORIGINAL SUBSIDIARIES") AND DISTRIBUNET INC., A DELAWARE
     CORPORATION ("DISTRIBUNET") AND MAGAZINE CONNECTION INC., A DELAWARE CORPORATION ("CONNECTION") (DISTRIBUNET AND CONNECTION COLLECTIVELY, "NEW SUBSIDIARIES" AND ORIGINAL SUBSIDIARIES AND NEW SUBSIDIARIES COLLECTIVELY REFERRED TO AS "SUBSIDIARIES") (BORROWER, PARENT AND SUBSIDIARIES
     COLLECTIVELY REFERRED TO HEREIN AS "BORROWING PARTIES"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("AGENT"), HELLER FINANCIAL, INC. ("HELLER"), MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MERRILL") AND FIRST BANK ("FIRST BANK") (AGENT, HELLER, MERRILL AND FIRST BANK COLLECTIVELY REFERRED TO HEREIN AS "LENDERS")

                               W I T N E S S E T H

     WHEREAS, Borrower and Lenders have executed that certain Loan Agreement dated September 15, 1998 ("Loan Agreement") relating to certain Loans ("Loans") made by Lenders to Borrower, to wit, a certain Forty Million and No/100 ($40,000,000.00) Dollar Secured Revolving Credit Facility, a certain One Million Two Hundred Thousand and No/100 ($1,200,000.00) Dollar Secured Term Loan and a certain One Million Five Hundred Thousand and No/100 ($1,500,000.00) Dollar Secured Term Loan; and

     WHEREAS, the Loans are evidenced by Notes (the "Notes") all dated September 15, 1998 executed by Borrower and delivered to the Lenders; and

     WHEREAS,  in  connection  with  the  Loans,   Borrower  and  each  Original
Subsidiary have executed and delivered those certain Security Agreements ("Security Agreements") all dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Borrower has executed and delivered that certain Trademark Collateral Assignment and Security Agreement ("Trademark Assignment") dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Parent and each Original Subsidiary have executed and delivered those certain Guaranties ("Guaranties") all dated September 15, 1998; and

     WHEREAS, in connection with the Loans, Parent has executed and delivered that certain Stock Pledge Agreement ("Stock Pledge") dated September 15, 1998; and

     WHEREAS, Borrower, Original Subsidiaries and Lenders have executed that certain Modification Agreement relating to the Loans (the "Modification Agreement") dated July 7, 1999 (the Loan Agreement, Notes, Security Agreements, Guaranties, Stock Pledge, all as modified by the Modification Agreement and this Second Modification Agreement, and the hereafter defined New Subsidiarys' Security Agreements and New Subsidiarys' Guaranties are collectively referred to herein as the "Loan Documents"); and

     WHEREAS, Borrower has formed Distribunet and is desirous of amending the Loan Documents in order to allow Distribunet (a)to become a limited partner of and to invest in two certain Limited Partnerships, to wit Magazinet, L.P. ("Magazinet"), a Delaware limited partnership and Senequier Holdings, L.P., a Texas limited Partnership ("Senequier") (Magazinet and Senequier collectively referred to as the "Partnerships"), and (b)invest in and become a member of Magazinet Management, L.L.C., a Delaware limited liability company ("Management"), the general partner of Magazinet; and

     WHEREAS, Borrower has also formed Connection in order to engage in the sale of magazines directly to retail sellers of same.

     WHEREAS, Lenders have agreed to permit the investments and to modify the Loan Documents in accordance with the terms of this Second Modification Agreement conditioned on the terms contained herein including but not limited to the delivery to Lenders of Security Agreements executed by the New Subsidiaries (the "New Subsidiarys' Security Agreements") and Guaranties executed by the New Subsidiaries (the "New Subsidiarys' Guaranties").

     NOW, THEREFORE, in consideration of the mutual premises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

         IT IS AGREED:

     1. Preambles. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Agreement shall have the respective meanings assigned to them in the Loan Documents.

     3. Modification of Loan Agreement. Borrowing Parties and Lenders hereby agree that the Loan Agreement be and hereby is modified as follows:

               (a) Distribunet, Inc., a Delaware corporation ("Distribunet"), and Magazine Connection, Inc., a Delaware corporation ("Connection") are hereby added to the definition of "Borrower Entities";
               (b) The Security Agreement of even date with this Second Modification Agreement executed by Distribunet in favor of Agent for the ratable benefit of the Lenders as amended from time to time (the "Distribunet Security Agreement") and the Security Agreement of even date with this Second Modification Agreement executed by Connection in favor of Agent for the ratable benefit of the Lenders as amended from time to time (the "Connection Security Agreement") are hereby added to the definition of the "Collateral Documents";
               (c) Distribunet and Connection are hereby added to the definition of "Guarantors";
               (d) The Guaranty of even date with this Second Modification Agreement executed by Distribunet ("Distribunet Guaranty") and the Guaranty of even date with this Second Modification Agreement executed by Connection (the "Connection Guaranty") are hereby added to the definition of "Subsidiary Guaranties";
               (e) Distribunet and Connection are hereby added to the definition of "Subsidiary Guarantors");
               (f) Section 6.21 of the Loan Agreement is hereby restated to read:

                    "6.21 Business Activities. The Borrower and its Subsidiaries will not engage in any type of business except (a) the businesses in which they were engaged on April 30, 1998, including, without limitation, the distribution of paperbacks, magazines and related products; product, order and subscription processing and fulfillment; customer service; telemarketing and related services; (b) distribution of magazines in connection with and as contemplated under that certain Investment Agreement between Borrower, Senequier Holdings, L.P., a Texas limited partnership, Distribunet and Mags2Go, L.L.C., a Delaware limited liability company and (c) supplying magazines and other periodicals to retail sellers. However, Borrower may become engaged in the publishing business if such business does not at any time account for greater than ten percent (10%) of Borrower's revenues on an annual basis."

     Borrowing Parties further agree that the provisions of Section 6.22 of the Loan Agreement apply with equal force and effect to Distribunet and Connection and that in further consideration of Lenders executing this Second Modification Agreement Borrower shall also make available and loan to Distribunet and Connection portions of any Advances relating to the Revolving Loan to be used by Distribunet and Connection for working capital purposes. Distribunet and Connection by their execution of this Second Modification hereby join in the Certificate of Acknowledgment and Pledge attached to the Loan Agreement as if they were an original signatory thereto and hereby grants a security interest in favor of Borrower in and to all presently existing and hereafter arising accounts, inventory, equipment, general intangibles, instruments, investment securities and chattel paper of Distribunet and Connection and the proceeds of all of the foregoing to secure all amounts advanced and/or lent to them by Borrower pursuant to said Section 6.22. Borrower by its execution of this Second Modification Agreement hereby assigns all the foregoing together with all loans made in connection therewith to Distribunet and Connection to Agent for the ratable benefit of the Lenders to further secure the repayment of the Obligations.

     4. Limited Waiver of Sections 6.14 and 6.17 of the Loan Agreement. Lenders by their execution hereof hereby waive the provisions of Sections 6.14, Investments and Acquisitions, of the Loan Agreement but only as it applies to Investments, as said term is hereafter defined, in the Partnerships and Management, and Section 6.17, Affiliates, of the Loan Agreement but only as it applies to the services provided by Distribunet and Borrower to the Partnerships and the services provided by Magazinet to Borrower or Borrower's Subsidiaries upon the following terms and conditions:

               (i) Provided there does not exist a Default or an event but which for the passage of time or giving of notice would be a Default and provided further that the making of any Investments would not cause a breach of any of the Financial Covenants contained in Section 6.24 of the Loan Agreement, Borrower and Borrower's Subsidiaries are hereby permitted to make Investments in the Partnerships and Management provided that the outstanding amounts of all Investments shall not exceed the following dollar limitations (the "Investment Caps") at any time during the following time periods (the "Investment Time Periods").

          Investment Cap  Investment Time Period
          --------------  ----------------------
              $2,000,000  during  the  period  from  the  date of  this  Second
                          Modification Agreement to and including April 30, 2001

              $5,000,000  from May 1, 2001 to and including April 30, 2002

              $8,000,000  from May 1, 2002 to and including April 30, 2003

              $10,000,000 from May 1, 2003 to and including April 30, 2004

          As used in this paragraph,  the term  "Investments"  means any and all
          (a)capital contributions made by Borrower or any of its Subsidiaries in the form of cash or property for any purpose to either of the Partnerships or Management, plus (b)loans made by Borrower or any of its Subsidiaries for any purpose to either of the Partnerships or Management, plus (c)any guaranty of any debt of either Partnership or Management, by Borrower or any of its Subsidiaries, plus (d)a pledge of any assets of Borrower or any of its Subsidiaries to secure any debt of either Partnership or Management, plus (e) cash paid or property transferred by Borrower or any of its Subsidiaries to acquire any ownership interest in or the right to acquire any ownership interest in either Partnership or Management, plus (f) cash advances made by Borrower or any of its Subsidiaries to Magazinet to fund operating losses of Magazinet plus (g) any liability incurred by Borrower under any Kable Sharing Agreement as said term is defined in the Senequier Partnership Agreement. The determination of the value of any property used in calculating the amount of the Investments shall be done by Agent in its sole discretion. Borrowing Parties further agree that (a) in connection with all other matters to be shown on the Monthly Compliance Certificate attached as Exhibit G to the Loan Agreement that there also shall be shown thereon in a form and detail acceptable to Lender the amounts of all outstanding Investments as of the date of each Compliance Certificate, and (b) if the applicable Investment Cap is exceeded by Borrower and Borrower's Subsidiaries same shall be considered a Default under the Loan Agreement.

                         (ii) To the extent the prohibition contained in Section
                    6.17 of the Loan Agreement prohibits Borrower and Distribunet from providing services to the Partnerships or prevents Magazinet from providing services to Borrower or any Subsidiary of Borrower "upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction" said prohibition is hereby waived in connection with the services to be supplied by Distribunet or Borrower to the Partnerships or the services to be supplied by Magazinet to Borrower or Borrower's Subsidiaries.

     5.  Modification  of Security  Agreement  executed by  Borrower.  Borrowing
Parties and Lenders hereby agree that the Security Agreement executed by Borrower be and hereby is modified to add to Item G of Schedule I contained therein the following:


Issuer          Class of Stock  # of Shares  Certificate Number % of Outstanding Shares Par Value
------          --------------  -----------  ------------------ ----------------------- ---------
Distribunet Inc.,
a Delaware
corporation         Common         1000              1                 100%                 .01

Magazine Connection
Inc., a Delaware
corporation         Common         1000              1                 100%                 .01


     6. Conditions Precedent. Lenders' execution of the present Second Modification Agreement and its agreement to the terms and conditions hereof is expressly conditioned on the delivery to Agent of the following documents in a form and content acceptable to Agent and its counsel:

          (a) The executed New Subsidiarys' Security Agreements.

          (b) The executed New Subsidiarys' Guaranties.

          (c) UCC-1 Financing Statements executed by Distribunet in favor of Agent for filing in New York.

          (d) UCC-1 Financing Statement executed by Distribunet in favor of Borrower and assigned to Agent for filing in New York.

          (e) UCC-1 Financing Statement executed by Connection in favor of Agent for filing in New York.

          (f) UCC-1 Financing Statement executed by Connection in favor of Borrower and assigned to Agent for filing in New York.

          (g) UCC-3 Financing Statement executed by Borrower in favor of Agent for filing in Illinois.

          (h) Executed copy of the amended and restated limited partnership agreement of Senequier (The "Senequier Partnership Agreement").

          (i) Executed copy of the limited partnership agreement of Magazinet.

          (j) Original stock certificate representing all the issued and outstanding stock of Distribunet together with stock power executed by Borrower.

          (k) Original stock certificate representing all the issued and outstanding stock of Connection together with stock power executed by Borrower.

          (l) Certificate of Goodstanding for Distribunet issued by the Delaware Secretary of State.

          (m) Certificate of Goodstanding for Connection issued by the Delaware Secretary of State.

          (n) Certificate of Existence for Senequier executed by the Texas Secretary of State.

          (o) Certificate of Goodstanding issued by the Delaware Secretary of State for Management.

          (p) Certificate of Existence issued by the Secretary of State of Delaware for Magazinet.

          (q) Secretary's Certificate for Distribunet certifying as to (i) attached certified copy of Articles of Incorporation, (ii) attached By-Laws, (iii) authorized incumbent officers, and (iv) attached resolutions of Board of Directors.

          (r) Secretary's Certificate for Connection certifying as to (i) attached certified copy of Articles of Incorporation, (ii) attached By-Laws, (iii) authorized incumbent officers, and (iv) attached resolutions of Board of Directors.

          (s) Secretary's Certificate for Borrower, Parent and each Subsidiary certifying as to (i) authorized incumbent officers and (ii) attached resolution of Board of Directors.

          (t) Notice, Acknowledgment and Consent executed by Distribunet and Senequier.

          (u) Notice, Acknowledgment and Consent executed by Distribunet and Magazinet.

          (v) Notice, Acknowledgment and Consent executed by Distribunet and Mags2Go, L.L.C., a Delaware limited liability company.

          (w) Copy of executed Retail Supply Agreement between Magazinet and Senequier.

          (x) Copy of executed Interim Services Agreement between Borrower and Magazinet.

          (y) Copies of all Supply Agreements executed by any Subsidiary of Borrower with Magazinet.

          (z)  Copy  of  executed  Limited   Liability   Company   Agreement  of
     Management.

          (aa)  Copy  of  executed   Investment   Agreement  between  Senequier,
     Borrower, Distribunet and Mags2Go, L.L.C., a Delaware limited liability company.

          (bb) Copy of executed Registration Rights Agreement between Senequier and Distribunet.

          (cc) Opinion letter of counsel to Borrowing Parties.

     7. Other Loan Document Modifications. All Loan Documents are hereby deemed amended and modified to provide that any and all references to any Loan Documents therein are hereby deemed to be references to said Loan Documents as modified by this Agreement.

     8. Other Documents. At Agent's request, the Borrowing Parties hereby agree to execute and deliver promptly to Agent such other documents as Agent, in its reasonable discretion, shall deem necessary or appropriate to evidence the transactions contemplated herein.

     9. Reaffirmation. The Borrowing Parties do hereby reaffirm each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby. The Borrowing Parties hereby restate and reaffirm all of the warranties and representations contained in the Loan Documents, as modified hereby, as being true and correct as of the date hereof.

     10. References. All references herein to any of the Loan Documents shall be understood to be to the Loan Documents as modified hereby. All references in any of the Loan Documents to any other one or more of the Loan Documents shall hereafter be deemed to be to such document(s) as modified hereby.

     11. No Defense, Counterclaims. Each Borrowing Party hereby represents and warrants to, and covenants with, Lenders that as of the date hereof, (a) each Borrowing Party has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Lender with respect to the Loans or any of the Loan
Documents, or any action previously taken or not taken by any Lender with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of each Borrowing Party, and (b) that the Lenders have fully performed all obligations to each Borrowing Party which it may have had or has on and of the date hereof.

     12. Release. Without limiting the generality of the foregoing, each Borrowing Party, on its own behalf and on the behalf of its representatives, partners, shareholders, subsidiaries, affiliated and related entities, successors and assigns (hereinafter collectively referred to as the "Borrowing Group" and as to the Borrowing Group, each Borrowing Party represents and warrants that it has the right, power and authority to waive, release and forever discharge on behalf of the Borrowing Group, the "Bank Group" as hereinafter defined) waives, releases and forever discharges each Lender, and their respective officers, directors, subsidiaries, affiliated and related companies or entities, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (together hereinafter referred to as the "Bank Group") from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatsoever kind or nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Bank Group by reason of any matter or thing whatsoever arising out of or in way connected to, directly, or indirectly, the Loans and/or any of the Loan Documents through the date hereof, Each Borrowing Party acknowledges and agrees that Lenders are specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants and agreements constitute a material inducement to enter into this Agreement.

     13. No Custom. This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lenders under the Loan Documents, all of which rights and remedies are expressly reserved.

     14.  Reaffirmation  of  Loan  Documents,  No  Novation.  Except  as  may be
expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, Borrowing Parties and Lenders expressly state, declare and acknowledge that this Agreement is intended only to modify each Borrowing Party's continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from any Borrowing Party to Lenders.

     15. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one Agreement.

     16. Choice of Law and Severability. This Agreement shall be governed and construed under the laws of the State of Illinois. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
                                       BORROWER:

                                       KABLE NEWS COMPANY, INC.,
                                       an Illinois corporation

                                       By: /s/ Daniel Friedman
                                       Title: Chairman President & CEO

LENDERS:

AMERICAN NATIONAL BANK AND
TRUST COMPANY OF CHICAGO,
Individually and as Agent


By: /s/ Robin Winer
Title: V.P.



HELLER FINANCIAL, INC.


By: /s/ Dennis Graham
Title: Assistant Vice President


MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC.


By: /s/ Michael J. Wiers
Title: VP



FIRST BANK


By: /s/ Thomas J. Huffman
Title: Regional President



PARENT:

AMREP CORPORATION, an Oklahoma corporation


By: /s/ Daniel Friedman
Title: Senior Vice President


SUBSIDIARIES:

KABLE NEWS EXPORT, LTD,
a Delaware corporation

By: /s/ Daniel Friedman
Title: Chairman President & CEO


KABLE NEWS COMPANY OF CANADA LTD, an Ontario, Canada corporation

By: /s/ Daniel Friedman
Title: President & CEO


KABLE NEWS INTERNATIONAL, INC., a Delaware corporation

By: /s/ Daniel Friedman
Title: President


KABLE FULFILLMENT SERVICES OF OHIO, INC., a Delaware corporation

By: Daniel Friedman
Title: Chairman & CEO


NEW SUBSIDIARIES:

DISTRIBUNET INC., a Delaware corporation

By: /s/ Michael Duloc
Title: President


MAGAZINE CONNECTION INC., a Delaware corporation

By: /s/ Michael Duloc
Title: President